Exhibit 99(t)

Power of Attorney

I, Virginia G. Breen, the undersigned Director of A&Q Long/Short Strategies Fund LLC (the "Fund"), hereby authorize each of Nicole Tortarolo, Matthew Richards and Keith A. Weller as attorneys-in-fact to sign on my behalf in the capacity indicated in the Registration Statement or amendments thereto (including pre-effective and post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By:	/s/ Virginia G. Breen
Name: Virginia G. Breen
Title: Director

Dated as of April 24, 2023

Power of Attorney

I, Heather R. Higgins, the undersigned Director of A&Q Long/Short Strategies Fund LLC (the "Fund"), hereby authorize each of Nicole Tortarolo, Matthew Richards and Keith A. Weller as attorneys-in-fact to sign on my behalf in the capacity indicated in the Registration Statement or amendments thereto (including pre-effective and post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By:	/s/ Heather R. Higgins
Name: Heather R. Higgins
Title: Director

Dated as of April 28, 2023

Power of Attorney

I, Stephen H. Penman, the undersigned Director of A&Q Long/Short Strategies Fund LLC (the "Fund"), hereby authorize each of Nicole Tortarolo, Matthew Richards and Keith A. Weller as attorneys-in-fact to sign on my behalf in the capacity indicated in the Registration Statement or amendments thereto (including pre-effective and post-effective amendments) for the Fund and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

By:	/s/ Stephen H. Penman
Name: Stephen H. Penman
Title: Director

Dated as of April 24, 2023